EXHIBIT 10.2

STOCK EXCHANGE AGREEMENT

This Stock Exchange Agreement (this “Agreement”) is made as of March 8, 2005, among Kevin M. Gagne (“KMG”) and the Gagne First Revocable Trust (the “Trust” and together with KMG hereinafter collectively “Gagne”) and Empire Financial Holding Company, a Florida corporation (the “Company”).

WHEREAS, KMG is the grantor and a trustee of the Trust;

WHEREAS, the Company is authorized to issue 100,000,000 shares of common stock, par value $.01 per share (“Common Stock”), and 1,000,000 shares of preferred stock, par value $.01 per share (“Preferred Stock”);

WHEREAS, the Company has designated 10,000 shares of its Preferred Stock as Series A Preferred Stock (“A Preferred Stock”), 7,000 shares of its Preferred Stock as Series B Convertible Preferred Stock (“B Preferred Stock”) and 8,000 shares of its Preferred Stock as Series C Convertible Preferred Stock (“C Preferred Stock”) having the terms as are set forth on Exhibit A hereto;

WHEREAS, the Company currently has issued and outstanding approximately 3,542,525 shares of Common Stock and also 10,000 shares of A Preferred Stock, which are all owned by the Trust (“Gagne A Stock”);

WHEREAS, the Company has issued to the Trust a promissory note made by the Company, payable to the Trust, dated November 6, 2003 in the original principal amount of $500,000 (the “November 03 Note”); and

WHEREAS, Gagne and the Company desire that the Trust exchange the Gagne A Stock and the November 03 Note for 8,000 shares of C Preferred Stock to be issued by the Company to the Trust; all upon the terms and conditions set forth in this Agreement;

Company:________	Gagne:________

NOW, THEREFORE, in consideration of the premises and the covenants and agreements herein contained, the parties hereto agree as follows:

1.	Exchange of Gagne A Stock and November 03 Note for C Preferred Stock.

At the Closing (as defined below), Gagne and the Company agree to exchange the Gagne A Stock and the November 03 Note for the C Preferred Stock. Such exchange will be accomplished by (a) the Trust (i) transferring and delivering to the Company a certificate or certificates, as the case may be, representing the Gagne A Stock (with appropriate executed stock powers) and (ii) delivering to the Company for cancellation the November 03 Note and (b) the Company issuing and delivering to the Trust a certificate or certificates, as the case may be, representing 8,000 shares of C Preferred Stock registered in the name of the Trust. Notwithstanding the foregoing, to the extent that Gagne receives from the Company any Additional Payments (as defined in Section 5.6) then the number of shares of C Preferred Stock shall be reduced by a number equal to the aggregate amount of such Additional Payments divided by 100 (rounded to the nearest whole share of C Preferred Stock). All certificates representing shares of C Preferred Stock and shares of Common Stock deliverable upon conversion of the C Preferred Stock shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT PURPOSES ONLY AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNTIL (I) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO OR (II) RECEIPT BY THE COMPANY OF AN

Company:________	Gagne:________

OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT REGISTRATION UNDER THE ACT OR ANY APPLICABLE STATE SECURITIES LAW IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

2.	Closing and Escrow

2.1        Closing. The closing of the transactions contemplated hereby (the “Closing”) shall take place at the offices of Morse, Zelnick, Rose & Lander, LLP, 405 Park Avenue, New York, New York 10022 at 10:00 A.M. simultaneously with the closing of the transactions contemplated by a Stock Purchase Agreement dated the date hereof, by and between the Company and EFH Partners, LLC (the “Stock Purchase Agreement”), or at such other place, date or time as shall be mutually agreed on by the Company and Gagne (such time and such date or such other agreed upon time and date is called the “Closing Date”).

2.2.       Escrow. The stock certificates representing the Gagne A Stock and the November 03 Note (a) shall simultaneously with the execution of this Agreement be delivered to Greenberg Traurig, LLP, 13155 Noel Road, Suite 600, Dallas, Texas 75240, and (b) shall be held by Greenberg Traurig, LLP pursuant to the terms of that certain escrow agreement, dated of even date herewith, among Gagne, the Company, EFH Partners, LLC and Greenberg Traurig, LLP (the “Escrow Agreement”).

3.         Representations and Warranties of the Company. The Company hereby represents and warrants to Gagne, that:

3.1        Authority and Compliance. The Company has full power and authority to execute and deliver this Agreement and the Escrow Agreement. The Company has taken all

Company:________	Gagne:________

corporate actions, which are necessary to authorize the execution, delivery and performance of this Agreement and the Escrow Agreement, the issuance of the C Preferred Stock, and the consummation of the transactions contemplated hereby and thereby. This Agreement and the Escrow Agreement have been duly and validly executed and delivered on behalf of the Company and constitute a valid obligation of the Company, enforceable against the Company in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement or moratorium laws or similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (whether asserted in an action at law or in equity).

3.2        No Breach; No Default. Neither the execution, delivery or performance of this Agreement or the Escrow Agreement, nor the consummation of the transactions contemplated hereby and thereby by the Company, (a) conflicts with or results in any breach of, (b) constitutes a default under, (c) results in a violation of, or (d) gives any third party any right to accelerate any obligation under, any contract to which the Company is a party or by which any of its assets are bound, nor conflicts with or violates any provision of the Company’s Certificate of Incorporation or Bylaws.

3.3        Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or any corporation, company, partnership, joint venture, other entity or natural person (collectively, a “Person”) in connection with the execution, delivery and performance by the Company of the transactions contemplated by this Agreement or the Escrow Agreement.

Company:________	Gagne:________

3.4        Capitalization of the Company. The total authorized capital stock of the Company consists of 100,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock, of which approximately 3,542,525 shares of Common Stock and 10,000 shares of A Preferred Stock are currently issued and outstanding.

3.5        Options, Etc. Except as set forth in Schedule 3.5, the Company does not have outstanding any

(a) options, warrants or other rights to purchase, acquire or convert into any shares of its capital stock or other equity securities, or

(b) any other agreement or right (preemptive, contractual or otherwise) to issue or sell any such shares of its capital stock or other equity securities.

3.6        No Restrictions on Securities. Except as may be set forth on the Exhibits to the SEC Reports (as defined below) the Company is not a party to any agreement relating to the voting of shares of its capital stock on any matter.

3.7        SEC Filings. The Company has filed all reports required to be filed by it under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since January 1, 2003 (the foregoing being collectively referred to herein as the “SEC Reports”). As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (“SEC”) promulgated thereunder, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except as such SEC Reports may have been modified or amended by

Company:________	Gagne:________

the subsequent filing of any SEC Report and except for the possible effect of any Mutual Fund Proceeding (as hereinafter defined). The financial statements included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, except as such financial statements may have been modified or amended by the subsequent filling of any SEC Report and except for the possible effect of any Mutual Fund Proceeding. Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations for the periods then ended, subject, in the case of unaudited statements, to normal year-end audit adjustments, except as such financial statements may have been modified or amended by the subsequent filling of any SEC Report and except for the possible effect of any Mutual Fund Proceeding. As used in this Agreement, “Mutual Fund Proceeding” shall mean any action, suit, proceeding, arbitration or alternative dispute resolution mechanism, or any hearing, inquiry or investigation related to the trading of mutual fund shares by Empire Financial Group, Inc., a wholly owned subsidiary of the Company (“EFG”) on behalf of its customers that has been or may be commenced in the future by the SEC, the Attorney General of the State of New York or any other government or regulatory agency or authority.

3.8        C Preferred Stock. The C Preferred Stock to be issued to the Trust as contemplated by this Agreement will upon delivery to the Trust be duly authorized, validly issued, fully paid and non-assessable. The Company has reserved from its duly authorized (but

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unissued) Common Stock 400,000 shares of its Common Stock for issuance upon conversion of the C Preferred Stock.

3.9        Legal Proceedings; Customer Complaints. Except as described in the SEC Reports, there are no claims, actions, suits, proceedings, arbitrations or investigations, either administrative or judicial, pending or, to the Company’s actual knowledge, threatened by, or against, the Company or any of its subsidiaries that are required to be disclosed in the SEC Reports or that specifically relating to the transactions contemplated by this Agreement, at law or in equity or otherwise, before or by any court or governmental agency or body, domestic or foreign, or before an arbitrator of any kind. The Company has previously delivered to Gagne a true and correct list of all written complaints received by the Company or any of its subsidiaries from its customers with regard to the brokerage business of EFG since January 1, 2003 and the current status of disposition of such complaints.

3.10      Certain Correspondence. The Company has previously delivered to Gagne a true and correct copy of (a) the notice, dated July 22, 2004, received from the AMEX regarding the failure of the Company to meet the net worth requirement for continued listing and granting the Company until November 12, 2005 to comply with such minimum net worth requirement and (b) a letter dated May 24, 2004, from the SEC to EFG, advising EFG that the staff of the SEC intends to recommend that the SEC commence civil injunctive action and public administrative proceedings against EFG and certain of its former employees in connection with the trading of mutual fund shares on behalf of certain of EFG’s customers (collectively, the “Correspondence”). Neither the Company nor EFG has received any subsequent correspondence

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or other communication from the AMEX or SEC, as the case may be, that materially alters or modifies the matters described in the Correspondence.

3.11      NASD. The Company has previously provided to Gagne a true and correct copy of the membership agreement between EFG and the National Association of Securities Dealers (the “NASD”). The Company has previously provided to Gagne true and correct copies of all exit letters and other material written correspondence received by EFG from the NASD since January 1, 2003.

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4.	Representations and Warrants of Gagne to the Company.

4.1        Authority and Compliance. Gagne has full power and authority to execute and deliver this Agreement and the Escrow Agreement. This Agreement and the Escrow Agreement has been duly and validly executed and delivered by Gagne and constitutes a valid obligation of Gagne, enforceable against Gagne in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable insolvency, bankruptcy, reorganization, arrangement or moratorium laws or similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (whether asserted in an action at law or in equity). No consent, authorization or approval of, exemption by, or filing with, any domestic governmental or administrative authority, or any court, is required to be obtained or made by Gagne in connection with the execution, delivery and performance of this Agreement or the Escrow Agreement by Gagne or the consummation of the transactions contemplated hereby or thereby. However, the approval of the National Association of Securities Dealers, Inc. may be required to be obtained by the Company in connection herewith.

4.2        No Conflict. The performance of this Agreement or the Escrow Agreement by Gagne and the consummation of the transactions contemplated hereby and thereby will not result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) the instrument creating the Trust, (ii) any contract or other agreement or instrument to which Gagne is a party, or (iii) any law, order, rule, regulation, writ, injunction or decree applicable to Gagne.

4.3        Ownership. Gagne is the registered and beneficial owner of the Gagne A Stock.

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4.4        No Liens. The Gagne A Stock is owned by Gagne free and clear of all liens, charges, encumbrances and restrictions of any kind and nature whatsoever and none of such shares is subject to any agreement whatsoever with respect to the voting, sale, option or pledge thereof or any like matter nor has any proxy been granted to any Person with respect to any such Gagne A Stock.

4.5        Purchase for Own Account. Gagne is acquiring the C Preferred Stock for investment for Gagne’s own account, not as a nominee or agent, and not with a view to, or for the resale in connection with, any distribution thereof. Gagne understands that the C Preferred Stock has not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Gagne’s representations as expressed herein.

4.6        Restricted Securities. Gagne understands that the C Preferred Stock and any Common Stock received upon conversion of the C Preferred Stock is characterized as “restricted securities” under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder. Such C Preferred Stock and any Common Stock received upon conversion of the C Preferred Stock may be resold without registration under the Securities Act only in certain limited circumstances. In this connection, Gagne represents that he is familiar with Rule 144 promulgated under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

Company:________	Gagne:________

4.7        Accredited Investor Status. Gagne is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act (an “Accredited Investor”).

5.	Covenants.

5.1        SEC Settlement.       Gagne hereby covenants and agrees with the Company that if the amount paid by EFG to the SEC in connection with the settlement of any of the matters set forth in a letter dated May 24, 2004, from Jon B. Jordon to Glenn A. Harris (the “Wells Letter”) pursuant to which EFG was advised that the staff of the Securities and Exchange Commission intends to recommend that the SEC bring civil injunctive action and institute public administrative proceedings against EFG and certain individuals, exceeds $200,000, Gagne will pay to the Company as a contribution towards the amount of the disgorgement of profits which EFG is required to pay in connection with such settlement an amount equal to 50% of such excess amount, but not to exceed an aggregate payment from Gagne to the Company in the amount of $250,000. Such amount shall be paid by Gagne delivering to the Company a check payable to the order of the Company on the later of (a) five business days after the effective date of such settlement or (b) the Closing Date. Gagne acknowledges and agrees that the Company shall have the right to offset any amount that the Company owes Gagne pursuant to the terms of Section 5.2 to satisfy the obligation of Gagne to the Company as set forth in this Section and the Company agrees to so offset any such amount by the amount, if any, that remains unpaid to Gagne pursuant to the provision of Section 5.2.

5.2       Gagne Payment. The Company agrees to pay Gagne $150,000 by check payable to the order of Gagne on the earlier of (a) June 30, 2007, (b) ten business days after the

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effective date of the settlement by EFG with the SEC of any of the matters set forth in the Wells Letter or (c) ten business days after the following have occurred (i) the SEC has notified EFG orally or in writing that the staff of the SEC no longer intends to recommend that the SEC commence civil injunctive action or public administrative proceedings against the Company in connection with the trading of mutual fund shares, (ii) if such notice was made orally to EFG, EFG has confirmed such oral notice in writing to the staff of the SEC and the staff has not objected to EFG’s written notice to the staff of the SEC, and (iii) the Company has issued a press release or other public filing to the effect that the staff of the SEC no longer intends to recommend that the SEC commence civil injunctive action or public administrative proceedings against EFG in connection with the trading of mutual fund shares.

5.3.       Severance Payments; Indemnification.     The Company and Gagne agree that, effective February 28, 2005, the Company shall have no further obligations (i) to make any severance payments (“Gagne Severance Payments”) to Gagne pursuant to Section 3 of that certain Severance Agreement, dated June 25, 2004, between the Company and Gagne (the “Severance Agreement”), (ii) to register any shares of Common Stock owned by Gagne pursuant to Section 7 of the Severance Agreement or (iii) to make any payments pursuant to the November 03 Note. Gagne acknowledges that the Company (a) has fully performed all of its monetary obligations under, and not violated the terms of, the Severance Agreement and the November 03 Note through February 28, 2005 and (b) has no other monetary obligations or liabilities to Gagne, pursuant to any contract, arrangement, agreement or otherwise, that are due and payable and have not been fully performed and satisfied through the date of this Agreement; except that the Company will continue to be obligated (i) to pay to Gagne the Gagne Severance

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Payments due February 1, 2005 and the payment due February 1, 2005 pursuant to the November 03 Note in the aggregate amount of $26,197.92 (the “February 05 Payment”), and (ii) under the terms of a Note payable to the individual retirement account for the benefit of Gagne in the principal amount of $38,000. In addition, notwithstanding anything to the contrary contained in the Severance Agreement or any other agreement between the Company, EFG and Gagne, neither the Company nor EFG shall have any obligation to indemnify or hold harmless Gagne in connection with any Proceeding (as defined in the Severance Agreement) related to the trading of mutual fund shares by EFG on behalf of its customers that has been commenced or may be commenced in the future by the SEC, the Attorney General of the State of New York or any other government or regulatory agency or authority against Gagne or to reimburse Gagne for any Expenses (as defined in the Severance Agreement) that have been incurred or may be incurred in the future by or on behalf of Gagne relating to any such Proceeding.

5.4.       Piggy Back Registration Rights.    If the Company at any time prior to December 31, 2008, proposes to file a registration statement to register any of its securities under the Securities Act (except for a registration filed on Forms S-4 or S-8) for sale for its own account, it will at each such time give prompt written notice to Gagne of its intention to do so. Upon the written request of Gagne, which request shall specify the amount of shares of Common Stock (the “Registrable Shares”) Gagne wants included in any such registration statement, made as promptly as practicable and in any event within fifteen days after the receipt of notice from the Company, the Company will use its commercially reasonable efforts to effect the registration under the Securities Act of all the Registrable Shares which it has been so requested to register by Gagne; provided however that the total aggregate number of shares of Common Stock which

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Gagne may include in all such registration statements may not exceed 200,000. However, if the managing underwriter of any underwritten offering in its sole discretion determines that the total amount of Registrable Shares requested to be included in such registration would jeopardize the success of the offering by the Company, then the Company shall include in such registration, only the number which it is so advised can be sold in (or during the time of) such offering. In such event the Company shall include the Registrable Shares in such registration, provided that Gagne (i) agrees to sell the Registrable Shares on the basis provided in any underwriting agreements relating to such offering, (ii) completes and executes all reasonable and customary questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up agreements and other documents required under the terms of such underwriting arrangements, and (iii) agrees to pay Gagne’s pro rata portion of all underwriting discounts and commissions. Upon the sale of any Registrable Shares pursuant to any such registration statement Gagne agrees that Gagne shall convert such number of shares of C Preferred Stock owned by him as shall result in Gagne receiving upon such conversion that number of shares of Common Stock as shall equal the number of Registrable Shares so sold.

5.5        Additional Gagne Loan and February 05 Payment. On the Closing Date, the Company shall repay in full all interest and principal owed by (i) the Company to Gagne, pursuant to the terms of that certain promissory note, dated February 7, 2005, in the original principal amount of $100,000 and Gagne shall deliver for cancellation the original of such note to the Company at the Closing and (ii) the Company shall pay to Gagne the February 05 Payment.

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5.6        Additional Gagne Payments. Gagne may at his sole option advise the Company in writing at any time prior to the Closing that he has elected to be paid all payments that were due and payable to Gagne under Section 7 of the Severance Agreement and the November 03 Note at any time after February 1, 2005 through the day prior to the Closing Date (the “Additional Payments”). All such Additional Payments, if any, shall be paid to Gagne on the Closing Date.

6.         Conditions Precedent to the Obligations of the Company. The obligations of the Company pursuant to this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that the Company may, in its sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

6.1        Accuracy of Representations and Warranties. The representations and warranties of Gagne contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

6.2        Performance of Agreements. Gagne shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by it on or before the Closing Date pursuant to this Agreement.

6.3        Other Transactions. The transactions contemplated by (i) the Stock Purchase Agreement and (ii) a Stock Purchase and Option Agreement dated the date hereof, by and between Gagne and the Purchaser (collectively, the “Other Transactions”) shall have been consummated.

6.4         Order. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental

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authority against the Company and be in effect that prohibits or restricts the consummation of the transactions contemplated by this Agreement or makes such consummation illegal (with the Company agreeing to use its commercially reasonable efforts to have any such prohibition lifted).

7.         Conditions Precedent to the Obligations of Gagne. The obligations of Gagne under this Agreement are subject to the satisfaction at the Closing of each of the following conditions; provided, however, that Gagne may, in his sole discretion, waive any of such conditions and proceed with the transactions contemplated hereby.

7.1        Accuracy of Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, as if made on and as of the Closing Date.

7.2        Performance of Agreements. The Company shall have performed and complied in all material respects with all covenants, obligations and agreements to be performed or complied with by them on or before the Closing Date pursuant to this Agreement.

7.3        Other Transactions. The Other Transactions shall have been consummated.

7.4       Order. No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority against Gagne and be in effect that prohibits or restricts the consummation of the transactions contemplated by this Agreement or makes such consummation illegal (with Gagne agreeing to use its commercially reasonable efforts to have any such prohibition lifted).

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8.         Termination. If the Closing has not occurred within 120 days from the date hereof, either party may, in its sole discretion, terminate this Agreement by advising the other party in writing of its election to do so, in which event this Agreement shall immediately terminate; provided that the right to terminate this Agreement under this Section shall not be available to any party whose failure to fulfill any agreement or obligation under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date; and further provided that any such termination shall not relieve any party from any liability that such party may have on account of the breach by such party, prior to such termination, of any covenant or agreement made by such party herein. Upon any such termination the covenants and agreements set forth in Section 5.1, 5.2, 5.3 and 5.4 hereof shall be void ab initio and shall be deemed to be of no force and effect; provided however that the failure of the Company to have made any payment to Gagne pursuant to the Severance Agreement or the November 03 Note shall not be deemed to be a default under the Severance Agreement or the November 03 Note, respectively; and the Company shall be obligated to make any payments that were otherwise due and payable thereunder prior to such termination on or before the 10th day following such termination.

9.	General Provisions.

9.1        Survival of Representations, Warranties, Covenants, and Agreements. The representations and warranties contained in this Agreement shall survive until June 30, 2006 and any covenants and agreements contained herein shall survive the Closing for the periods indicated therein and if no period is indicated shall survive indefinitely. Notwithstanding the

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foregoing, the representations and warranties set forth in Sections 3.1, 4.1, 4.3, 4.4 and 4.5 shall survive the Closing indefinitely.

9.2        Expenses. Each of the parties to this Agreement shall pay its own fees and expenses incurred in connection with the negotiation, preparation and execution of this Agreement and the related agreements and documents referred to herein, and the consummation of all transactions contemplated by this Agreement, including all attorneys’, accountants’ and financing fees.

9.3        Notices. Any notices required or permitted to be given under this Agreement shall be given in writing to each other party and shall be deemed received by a party (a) when personally delivered to such party at its address as set forth below or (b) if sent by overnight courier, next day delivery, on the next business day following the date when given to the overnight courier service, addressed to such party as indicated below:

If to the Company:	Empire Financial Holding Company
	2170 West State Road 434, Suite 100
	Longwood, Florida	32779

Attention: President

Company:________	Gagne:________

With a copy to:	Greenberg Traurig, LLP

13155 Noel Road, Suite 600

Dallas, Texas 75240

Attention: Phillip J. Kushner

If to Gagne:	Kevin M. Gagne

1911 Lake Markham Preserve Trail

Sanford, Florida 32771

With a copy to:	Goldstein & DiGioia LLP

45 Broadway – 11th Floor

New York, New York 10006

Attention: Stanley R. Goldstein

9.4        Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

9.5        Headings. All headings are inserted for convenience of reference only and shall not affect the meaning or interpretation of any such provisions or of this Agreement, taken as an entirety.

9.6        Severability. If and to the extent that any court of competent jurisdiction holds any provision (or any part thereof) of this Agreement to be invalid such holding shall in no way affect the validity of the remainder of this Agreement.

9.7        No Negative Construction Against Drafting Party. The parties acknowledge that they are sophisticated and are represented by experienced, knowledgeable attorneys. The parties agree that the normal rules of construction to resolve ambiguities against the party whose counsel drafted this Agreement shall not be followed in the interpretation of this Agreement. Consequently, no negative inference or interpretation shall be made by a court in

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enforcing the provisions of this Agreement against the party whose attorney drafted this Agreement.

9.8        Changes, Waivers, Etc. Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but rather may only be changed by a statement in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

9.9        Governing Law. All questions concerning the construction, validity and interpretation of this Agreement shall be governed and construed in accordance with the domestic laws of the State of Florida, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Florida or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Florida.

9.10      Binding Effects. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns.

9.11      Entire Agreement. This Agreement together with the agreements contemplated herein, constitutes the entire agreement of the parties and supersede all prior agreements and undertakings (including, without limitation, any term sheet previously entered into by the parties hereto with respect to the subject matter hereof) both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

9.12      Parties in Interest. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto (and their permitted successors and assigns) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

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9.13      Interest or Overdue Amounts. Any amounts due to any party hereunder if not paid when due shall thereafter bear interest at the rate of 12% per annum until paid.

9.14      Attorneys Fees and Expenses. If any action shall be brought by any of the parties hereto based upon this Agreement or any of the transactions contemplated hereby, then, and in such event, the party prevailing in any such action shall be entitled to recover reasonable legal fees and expenses incurred by such party in connection with such action.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

EMPIRE FINANCIAL HOLDING COMPANY, a Florida corporation By: ________________________ Donald A. Wojnowski Jr. President

KEVIN M. GAGNE, individually and as trustee of the Gagne First Revocable Trust ________________________________________ Kevin M. Gagne

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